UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2012

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, the Compensation Committee of the Board of Directors of Omega Protein Corporation (the “Company”) awarded the following grants of restricted common stock under the Company’s 2006 Incentive Plan to the Company executive officers listed below:

Officer	Title	Number of Shares

Bret D. Scholtes	President and Chief Executive Officer	50,000

Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	35,000

John D. Held	Executive Vice President, General Counsel and Secretary	25,000

Dr. Mark E. Griffin	Senior Vice President – Sales and Marketing and R & D	35,000

Matthew Phillips	President of Cyvex Nutrition, Inc. subsidiary	25,000

Gregory Toups	Vice President, Controller and Chief Accounting Officer	10,000

All of these shares will vest on December 4, 2015 and have a value of $6.31 per share, the Fair Market Value (as defined in the 2006 Incentive Plan) on the date of grant.  The grants were made pursuant to the form of Restricted Stock Agreement attached hereto as Exhibit 10.1.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On December 4, 2012, the Compensation Committee also approved the following discretionary cash bonuses to be paid to the Company executive officers listed below:

Officer	Title	2012 Cash Bonus
Bret D. Scholtes	President and Chief Executive Officer	$270,000

Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	$195,000

John D. Held	Executive Vice President, General Counsel and Secretary	$175,000

Dr. Mark E. Griffin	Senior Vice President – Sales and Marketing and R & D	$190,000

Gregory Toups	Vice President, Controller and Chief Accounting Officer	$90,000

Item 9.01   Financial Statements and Exhibits

(d)      Exhibits

10.1    Form of Restricted Stock Agreement dated as of December 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: December 7, 2012	By:	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary

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